UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2021

EQRX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40312	86-1691173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street Cambridge, MA	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617-315-2255

CM LIFE SCIENCES III INC.

c/o Corvex Management LP

667 Madison Avenue

New York, New York 10065

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EQRX	The Nasdaq Global Market
Warrants to purchase one share of common stock at an exercise price of $11.50	EQRXW	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 17, 2021 (the “Closing Date”), CM Life Sciences III Inc., a Delaware corporation (“CMLS III”) consummated the previously announced business combination (the “Business Combination”) pursuant to the terms of the Agreement and Plan of Merger, dated as of August 5, 2021, as amended September 21, 2021 and October 28, 2021 (the “Merger Agreement”), by and among CMLS III, Clover III Merger Sub, Inc., a Delaware corporation (“Clover Merger Sub”) and EQRx, Inc., a Delaware corporation (“Old EQRx”).

Pursuant to the Merger Agreement, on the Closing Date, Clover Merger Sub merged with and into Old EQRx (the “Merger”) with Old EQRx (now known as EQRX International, Inc.) surviving the Merger as a wholly-owned subsidiary of CMLS III, and CMLS III changed its name to “EQRx, Inc.” (the former name of Old EQRX).

In accordance with the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of Old EQRx stock, other than Excluded Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement), issued and outstanding immediately prior to the Effective Time was cancelled and automatically converted into the right to receive: (a) a number of shares of Class A common stock of CMLS III (the “CMLS III Class A Common Stock”) equal to the quotient of: (i) the product of (x) such stockholder’s total shares of Old EQRx stock (with the Old EQRx common stock and preferred stock (determined on an as-converted basis) included as a single class) multiplied by (y) the per share amount calculated in accordance with the Merger Agreement, divided by (ii) $10.00; and (b) such stockholder’s Earn-out Pro Rata Share (as defined in the Merger Agreement) of any Earn-Out Shares (as defined in the Merger Agreement) to which such stockholder is entitled pursuant to the terms of the Merger Agreement.

In addition, at the Effective Time, each outstanding option to purchase Old EQRx common stock was assumed by CMLS III and converted into an option to purchase shares of CMLS III Class A Common Stock upon substantially the same terms and conditions as were in effect with respect to such Old EQRx option immediately prior to the Effective Time after giving effect to the exchange ratio in accordance with the terms of the Merger Agreement, and each outstanding Old EQRx restricted stock award was cancelled and converted into restricted stock awards of CMLS III Class A Common Stock calculated in accordance with the terms of the Merger Agreement.

As additional consideration for the Merger and the other transactions, if during the Earn-Out Period (as defined in the Merger Agreement), a Triggering Event (as defined in the Merger Agreement) occurs, then CMLS III will deliver or cause to be delivered to each applicable Old EQRx stockholder (other than holders of Dissenting Shares (as defined in the Merger Agreement)) in accordance with such stockholder’s respective Earn-Out Pro Rata Share (as defined in the Merger Agreement), and each Earn-Out Service Provider (in accordance with its respective Earn-Out Pro Rata Share and the terms of the applicable earn-out award agreement), the applicable Earn-Out Shares. Such issuance shall be upon the terms and subject to the conditions set forth in the Merger Agreement and the other transaction agreements and, in the case of the Earn-Out Service Providers, subject to the additional requirements set forth in the Merger Agreement and the applicable earn-out award agreement.

Concurrently with the execution of the Merger Agreement, CMLS III entered into subscription agreements (the “Subscription Agreements”) with certain investors (the “PIPE Investors”), pursuant to which, at the Closing (as defined below), the PIPE Investors subscribed for and purchased an aggregate of 120,000,000 shares of CMLS III Class A Common Stock at a price of $10.00 per share for aggregate gross proceeds of $1,200,000,000 (the “PIPE Financing”).

Following the Closing of the Merger, all shares of CMLS III Class A Common Stock were redesignated as common stock, par value $0.0001 per share, of New EQRx (“Common Stock”).

Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to EQRx, Inc., a Delaware corporation, and its consolidated subsidiaries. All references herein to the “Board” refer to the board of directors of EQRx, Inc. All references herein to the “Closing” refer to the closing of the transactions contemplated by the Merger Agreement (the “Transactions” or the “Business Combination”), including the Merger and the PIPE Financing.

A description of the Merger and the terms of the Merger Agreement are included in the definitive proxy statement/prospectus dated December 1, 2021 (the “Proxy Statement/Prospectus”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) on December 1, 2021 in the section titled “Proposal No.1—The Business Combination Proposal.”

The foregoing description of the Merger Agreement is intended as a summary, does not purport to be complete and is qualified in its entirety by the full text of Merger Agreement, which is filed hereto as Exhibit 2.1 and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Registration Rights Agreement

On the Closing Date, New EQRx, CMLS Holdings III LLC, a Delaware limited liability company (the “Sponsor”), and certain persons and entities holding securities of New EQRx (the foregoing persons and entities, together with other persons or entities who become party to the Amended and Restated Registration Rights Agreement (as defined below), collectively, the “Holders”) entered into an Amended and Restated Registration Rights Agreement (the “Amended and Restated Registration Rights Agreement”), which amended and restated in its entirety the existing registration rights agreement, dated April 6, 2021, by and between CMLS III and the other parties thereto. Pursuant to the terms of the Amended and Restated Registration Rights Agreement, New EQRx has agreed to prepare and file with the SEC, no later than 30 days after the Closing Date, a shelf registration statement for an offering to be made on a continuous basis from time to time with respect to the resale of the registrable shares under the Amended and Restated Registration Rights Agreement. New EQRx has further agreed to use commercially reasonable efforts to cause such shelf registration statement to be declared effective as soon as possible after filing, but in no event later than the earlier of 60 days following the filing date thereof and five business days after the SEC notifies New EQRx that it will not review such registration statement, subject to extension in the event that the registration is subject to comments from the SEC.

In addition, pursuant to the terms of the Amended and Restated Registration Rights Agreement, and subject to certain requirements and customary conditions, including with regard to the number of demand rights that may be exercised, the Holders may demand at any time or from time to time, that New EQRx file a registration statement on Form S-1 or Form S-3 to register certain shares of Common Stock held by the Holders. The Amended and Restated Registration Rights Agreement will also provide the Holders with “piggy-back” registration rights, subject to certain requirements and customary conditions. The Company will bear the expenses incurred in connection with the filing of any such registration statement.

The foregoing description of the Amended and Restated Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the full text of the Amended and Restated Registration Rights Agreement, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreements

In connection with the Merger, the Company entered into lock-up agreements with certain stockholders of the Company (the “Lockup Holders”). The terms of the lock-up agreements provide for the Common Stock held by the Lockup Holders as of immediately prior to the Effective Time to be subject to transfer restrictions for a period of 180 days following the Closing Date, subject to certain exceptions.

The foregoing description of the lock-up agreements does not purport to be complete and is qualified in its entirety by the full text of the form of lock-up agreement, which is filed hereto as Exhibit 10.2 and incorporated herein by reference.

Indemnification Agreements

In connection with the Merger, on December 17, 2021, New EQRx entered into indemnification agreements with each of its directors and executive officers. Each indemnification agreement provides for indemnification and advancement by New EQRX of certain expenses and costs relating to claims, suits or proceedings arising from such individual’s service to New EQRX as an officer or director, as applicable, to the maximum extent permitted by applicable law.

The foregoing description of the indemnification agreements is qualified in its entirety by the full text of the forms of indemnification agreement, which are filed hereto as Exhibits 10.4 and 10.5 and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth in the “Introductory Note” above is incorporated herein by reference into this Item 2.01.

On December 16, 2021, CMLS III held a special meeting of its stockholders (the “Special Meeting”) at which the CMLS III stockholders considered and adopted, among other matters, the Merger Agreement. On December 17, 2021, the parties to the Merger Agreement consummated the Transactions.

Prior to the Special Meeting, holders of 39,587,066 shares of CMLS III’s common stock exercised their right to redeem such shares for cash at a price of approximately $10.00 per share for aggregate payments of approximately $395.9 million. At the Closing, (i) an aggregate of 343,060,309 shares of CMLS III Class A Common Stock were issued in exchange for the shares of Old EQRx outstanding as of immediately prior to the Effective Time and (ii) an aggregate of 120,000,000 shares of CMLS III Class A Common Stock were issued to the PIPE Investors in the PIPE Financing. Moreover, at the Closing, each equity award of Old EQRx outstanding as of immediately prior to the Effective Time was assumed by CMLS III and converted into an option to purchase shares of CMLS III Class A Common Stock on substantially the same terms and conditions as were in effect with respect to such Old EQRx option immediately prior to the Effective Time after giving effect to the exchange ratio in accordance with the terms of the Merger Agreement. Immediately after giving effect to the Transactions, there were 487,632,615 shares of Common Stock outstanding, 19,733,333 warrants to acquire shares of Common Stock outstanding, and 21,937,942 shares of Common Stock subject to options outstanding under the Old EQRx 2019 Plan (as defined below) that were assumed in the Merger. At the Effective Time, the CMLS III units automatically separated into the component securities and, as a result, no longer trade as a separate security. On December 20, 2021, the Common Stock and warrants began trading on the Nasdaq Global Market under the symbols “EQRX” and “EQRXW”, respectively. The CUSIP number for the Common Stock is 26886C 107 and 26886C 115 for the warrants.

The material terms and conditions of the Merger Agreement are described in the Proxy Statement/Prospectus in the section titled “Proposal No.1 – The Business Combination Proposal,” which is incorporated herein by reference.

Forward-Looking Statements

Certain statements in this Current Report on Form 8-K and the information incorporated herein by reference may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including with respect to the effects of the Business Combination. We have based these forward-looking statements contained in this Current Report on Form 8-K on the current expectations and beliefs of our management, and we are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include statements about our future financial and operating results; benefits of the Business Combination; statements of the plans, strategies and objectives of our management for future operations; statements regarding future economic conditions or performance; and other statements regarding the Business Combination. Forward-looking statements may contain words such as “will be,” “will,” “expect,” “anticipate,” “continue,” “project,” “believe,” “plan,” “could,” “estimate,” “forecast,” “guidance,” “intend,” “may,” “plan,” “possible,” “potential,” “predict,” “pursue,” “should,” “target” or similar expressions, and include the assumptions that underlie such statements. These statements include, but are not limited to the following:

●	the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, the costs of the Business Combination, competition and our ability to grow and manage growth profitably and retain our key employees;

●	the success, cost and timing of our product development activities;
●	our ability to obtain and maintain regulatory approval for our products, and any related restrictions and limitations of any approved product;
●	our ability to maintain our existing license agreements and manufacturing arrangements;
●	our ability to compete with other companies currently marketing or engaged in the development of innovative drug candidates, many of which have greater financial and marketing resources than us;

●	our ability to develop and maintain our global buyer’s club;
●	our ability to locate and acquire complementary products or product candidates and integrate those into our business;

●	the size and growth potential of the markets for our products, and our ability to serve those markets, either alone or in partnership with others;
●	changes in applicable laws or regulations;
●	our ability to raise financing in the future;
●	our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

●	our financial performance;
●	our ability to compete effectively in a competitive industry;
●	our ability to protect and enhance our corporate reputation and brand;
●	expectations concerning our relationships and actions with third parties;
●	potential liquidity and trading of our securities;
●	the attraction and retention of qualified directors, officers, employees and key personnel;
●	our ability to compete effectively in a competitive industry; and

●	the impact of the COVID-19 pandemic.

Factors that could cause the actual results to differ materially from those described in the forward-looking statements include the risks associated with pharmaceutical developing, development and implementation of a new and untested business model, and the risks associated with operating as a newly public company, along with those factors set forth in the section titled “Risk Factors” beginning on page 53 of the Proxy Statement/Prospectus. Any forward-looking statements made in this Current Report on Form 8-K are qualified in their entirety by the forward-looking statements contained or referred to in this section, and there is no assurance that the actual results or developments anticipated by us will be realized. Except to the extent required by applicable law, we are under no obligation (and expressly disclaim any such obligation) to update or revise our forward-looking statements, whether as a result of new information, future events, or otherwise.

Business

We are a new type of pharmaceutical company committed to developing and delivering innovative medicines to patients at radically lower prices. Our mission is to improve health for all with great, innovative, affordable medicines so that people with life-changing or chronic conditions can gain access to the medicines they need, physicians can treat patients without barriers to prescribing, and health systems can afford to make those medicines available, without restrictions, to the populations they serve in a financially sustainable manner. Launched in January 2020, our “New Pharma” solution starts with assembling a catalog of medicines at significant scale, targeting some of the most innovative clinical opportunities and highest drug cost categories of today and tomorrow, with an initial focus on oncology and immune-inflammatory diseases. We are focused on developing programs that are innovative, branded, and patent-protected that, if approved, have potential to be equivalent or superior to other therapies in their class. However, there is no guarantee our product candidates will be equivalent or superior to such other therapies. We do not have any products approved for commercial sale and have not generated any revenue to date, and so may never become profitable. In addition, our business and pricing model is untested and may never be successful or generate sufficient revenue to lead to profitability.

Our business is further described in the Proxy Statement/Prospectus in the section titled “EQRx’s Business” beginning on page 254 and that information is incorporated herein by reference.

Risk Factors

The risk factors related to our business and operations and the Transactions are set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 53 and that information is incorporated herein by reference.

Financial Information

Unaudited Condensed Financial Statements

Reference is made to the unaudited condensed financial statements as of and for the nine months ended September 30, 2021 and 2020 of Old EQRx have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC and are included in the Proxy Statement/Prospectus beginning on page F-43, which are incorporated herein by reference.

These unaudited condensed financial statements should be read in conjunction with the historical audited financial statements of Old EQRx as of and for the year ended December 31, 2020 and from inception to December 31, 2019 and the related notes included in the Proxy Statement/Prospectus beginning on page F-64, which are incorporated herein by reference.

Unaudited Pro Forma Condensed Combined Financial Information and Comparative Share Information

Reference is made to the unaudited pro forma condensed combined financial information of CMLS III and Old EQRx as of September 30, 2021 and for the year ended December 31, 2020 and the nine months ended September 30, 2021 is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

Reference is further made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Comparative Share Information” beginning on page 154, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “EQRx’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 321 and “CMLS III’s Management’s Discussion and Analysis of Results of Financial Condition and Results of Operations” beginning on page 249, which are incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the sections titled “EQRx’s Management’s Discussion and Analysis of Financial Condition and Results of Operations— Qualitative and Quantitative Disclosures About Market Risk” beginning on page 335, which is incorporated herein by reference.

Properties

Our offices are located in Cambridge, Massachusetts and consist of approximately 33,529 square feet of leased office space. The lease is set to expire on December 31, 2023.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of Common Stock as of the Closing Date immediately following consummation of the Transactions by:

●	each person known by us to be the beneficial owner of more than 5% of our outstanding Common Stock immediately following the consummation of the Transactions;

●	each of our executive officers and directors; and

●	all of our executive officers and directors as a group after the consummation of the Transactions.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security. Under those rules, beneficial ownership includes securities that the individual or entity has the right to acquire, such as through the exercise of warrants or stock options or the vesting of restricted stock units, within 60 days of the Closing Date. Shares subject to warrants or options that are currently exercisable or exercisable within 60 days of the Closing Date or subject to restricted stock units that vest within 60 days of the Closing Date are considered outstanding and beneficially owned by the person holding such warrants, options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted by footnote, and subject to community property laws where applicable, based on the information provided to us, we believe that the persons and entities named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them. Unless otherwise noted, the business address of each of our directors and executive officers is 50 Hampshire Street, Cambridge, MA 02139. The percentage of beneficial ownership is calculated based on 487,632,615 shares of Common Stock outstanding immediately following the consummation of the Transactions.

Name and Address of Beneficial Owner	Number of Shares	%
Melanie Nallicheri(1)	9,817,766	2.0
Jami Rubin	2,194,500	*
Eric Hedrick(2)	658,350	*
Alexis Borisy(3)	19,038,592	3.9
Amy Abernethy	200,000	*
Paul Berns	627,000	*
Eli Casdin(4)(5)(6)	56,297,042	11.4
Jorge Conde	—	—
Kathryn Giusti	—	—
Sandra Horning(7)	568,218	*
Clive Meanwell(8)	97,968	*
Samuel Merksamer	—	—
Krishna Yeshwant(9)	—	—
All Directors and Executive Officers as a group (13 individuals)	89,499,436	18.0
Five Percent Holders:
Entities affiliated with Casdin Partners(5)(6)	39,527,669	8.1
Entities affiliated with ARCH Venture Partners(10)	36,335,375	7.5
Entities affiliated with Softbank(11)	43,976,600	9.0
Entities affiliated with GV 2019, L.P.(12)	47,252,687	9.7
Entities affiliated with Andreessen Horowitz(13)	53,064,157	10.9

*	Less than one percent.

(1)	Includes 287,372 shares of Common Stock issuable upon exercise of vested options of Old EQRx assumed in the Merger.

(2)	Includes 31,350 shares of Common Stock issuable upon exercise of vested options of Old EQRx assumed in the Merger.
(3)	Includes 228,592 shares of Common Stock issuable upon exercise of vested options of Old EQRx assumed in the Merger.
(4)	CMLS Holdings III LLC is the record holder of 8,659,372 shares of Common Stock and 8,110,001 warrants to purchase shares of Common Stock reported herein. The Board of Managers of CMLS Holdings III LLC is comprised of Eli Casdin and Keith Meister who share voting and investment discretion with respect to the common stock held of record by CMLS Holdings III LLC. Each of Messrs. Casdin and Meister disclaims beneficial ownership of these shares except to the extent of his respective pecuniary interest therein. The address for CMLS Holdings III LLC is c/o Corvex Management LP, 667 Madison Avenue, New York, New York 10065.
(5)	Includes an aggregate 34,527,669 shares of Common Stock (i) 25,214,933 held of record by Casdin Partners Master Fund, L.P. (“CPMF”), (ii) 3,824,572 held of record by Casdin Venture Opportunities Fund, L.P. (“CVOF”) and (iii) 5,488,164 held of record by Casdin Private Growth Equity Fund GP, LLC. (“CPGEF” and together with CPMF and CVOF, the “Casdin Funds”). The shares held by the Casdin Funds may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to the Casdin Funds, (ii) Casdin Partners GP, LLC, the general partner of the Casdin Funds and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC. The shares held by Casdin Partners GP, LLC may be deemed to be indirectly beneficially owned by (i) Eli Casdin, the managing member of Casdin Partners GP, LLC. The address for the Casdin entities noted herein is 1350 Avenue of the Americas, Suite 2600, New York, New York 10019.
(6)	Includes 5,000,000 shares issued in the PIPE Investment to Casdin Partners Master Fund, L.P. The shares may be deemed to be indirectly beneficially owned by (i) Casdin Capital, LLC, the investment adviser to Casdin Partners Master Fund, L.P., (ii) Casdin Partners GP, LLC, the general partner of Casdin Partners Master Fund L.P., and (iii) Eli Casdin, the managing member of Casdin Capital, LLC and Casdin Partners GP, LLC.
(7)	Includes 97,968 shares of Common Stock issuable upon exercise of vested options of Old EQRx assumed in the Merger.
(8)	Includes 97,968 shares of Common Stock issuable upon exercise of vested options of Old EQRx assumed in the Merger.
(9)	Dr. Yeshwant, a Director, is a managing partner of GV. Dr. Yeshwant does not have voting or dispositive power over any of the shares directly held by GV 2019, L.P. referenced in footnote (12) below.

(10)	Includes (i) 18,167,688 shares of Common Stock held of record by ARCH Venture Fund X, L.P. (“ARCH X”) and (ii) 18,167,687 shares of Common Stock held of record by ARCH Venture Fund X Overage, L.P. (“ARCH X Overage”). ARCH Venture Partners X, L.P. (“AVP X LP”) is the sole general partner of ARCH X. ARCH Venture Partners X Overage, L.P. (“AVP X Overage LP”) is the sole general partner of ARCH X Overage. ARCH Venture Partners X, LLC (“AVP X LLC”), is the sole general partner of each of AVP X LP and AVP X Overage LP. As members of the investment committee of AVP X LLC, each of Keith Crandell, Kristina Burow, Steven Gillis and Robert Nelsen (the “Committee Members”) may also be deemed to share the power to direct the disposition and vote of the ARCH X and ARCH X Overage shares. AVP X LP and AVP X Overage LP may be deemed to beneficially own the shares held by ARCH X and ARCH X Overage, respectively, AVP X LLC may be deemed to beneficially own the shares held by ARCH X and ARCH X Overage, and each of the Committee Members may be deemed to share the power to direct the disposition and vote of the shares held by ARCH X and ARCH X Overage. AVP X LP, AVP X Overage LP, AVP X LLC, and the Committee Members each disclaim beneficial ownership, except, in each case, to the extent of any pecuniary interest therein. The principal business address of ARCH X, ARCH X Overage, AVP X LP, AVP X Overage LP, AVP X LLC and the Committee Members is 8755 Higgins Road, Suite 1025, Chicago, IL 60631.
(11)	Includes (i) 43,176,600 shares of Common Stock and (ii) 800,000 shares of Common Stock underlying warrants held by SB Northstar LP. SB Management Limited is the investment manager of SB Northstar LP and as such may be deemed to have voting and investment power over the securities held by SB Northstar LP. SB Management Limited is owned by Softbank Group Corp. The principal business address of SB Northstar LP is 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands.

(12)	Reflects shares of Common Stock held of record by GV 2019, L.P. GV 2019 GP, L.P. (the general partner of GV 2019, L.P.), GV 2019 GP, L.L.C. (the general partner of GV 2019 GP, L.P.), Alphabet Holdings LLC (the managing member of GV 2019 GP, L.L.C.), XXVI Holdings Inc. (the managing member of Alphabet Holdings LLC) and Alphabet Inc. (the controlling stockholder of XXVI Holdings Inc.) may each be deemed to have sole power to vote or dispose of the shares held directly by GV 2019, L.P. The principal business address of GV 2019, L.P., GV 2019 GP, L.P., GV 2019 GP, L.L.C., Alphabet Holdings LLC, XXVI Holdings Inc. and Alphabet Inc. is 1600 Amphitheatre Parkway, Mountain View, CA 94043.
(13)	Includes (i) 17,438,465 shares of Common Stock held of record by AH Bio Fund II, L.P., for itself and as nominee for AH Bio Fund II-B, L.P. (collectively, the “AH Bio Fund II Entities”), (ii) 19,192,015 shares of Common Stock held of record by AH Bio Fund III, L.P., for itself and as nominee for AH Bio Fund III-B, L.P. and AH Bio Fund III-Q, L.P. (collectively, the “AH Bio Fund III Entities”), (iii) 11,433,677 shares of Common Stock held of record by Andreessen Horowitz LSV Fund I, L.P., for itself and as nominee for Andreessen Horowitz LSV Fund I-B, L.P. and Andreessen Horowitz LSV Fund I-Q, L.P. (collectively, the “AH LSV Fund I Entities”), and (iv) 5,000,000 shares of Common Stock issued in the PIPE Investment and held by the Andreessen Horowitz LSV Fund II, L.P., for itself and as nominee for Andreessen Horowitz LSV Fund II-B, L.P. and Andreessen Horowitz LSV Fund II-Q, L.P. (collectively, the “AH LSV II Fund Entities). AH Equity Partners Bio II, L.L.C. (“AH EP Bio II”), the general partner of the AH Bio Fund II Entities may be deemed to have sole voting and dispositive power over the shares held by the AH Bio Fund II Entities. AH Equity Partners Bio III, L.L.C. (“AH EP Bio III”), the general partner of the AH Bio Fund III Entities may be deemed to have sole voting and dispositive power over the shares held by the AH Bio Fund III Entities. AH Equity Partners LSV I, L.L.C. (“AH EP LSV I”), the general partner of the AH LSV Fund I Entities may be deemed to have sole voting and dispositive power over the shares held by the AH LSV Fund I Entities. AH Equity Partners LSV II, L.L.C. (“AH EP LSV II”), the general partner of the AH LSV Fund II Entities may be deemed to have sole voting and dispositive power over the shares held by the AH LSV Fund II Entities. The managing members of each of AH EP Bio II, AH EP Bio III, AH EP LSV I and AH EP LSV II are Marc Andreessen and Ben Horowitz, and each of them may be deemed to hold shared voting and dispositive power over the shares held by the AH Bio Fund II Entities, the AH Bio Fund III Entities, the AH LSV Fund I Entities and the AH LSV II Fund Entities. Shares held by each of these entities include shares that may be subsequently sold by each of Marc Andreessen, Ben Horowitz and Jorge Conde, a Director, following in-kind distributions of shares by these entities. The address for the persons and entities set forth herein is 2865 Sand Hill Road, Suite 101, Menlo Park, CA 94025.

Directors and Executive Officers

New EQRx’s directors and executive officers after the consummation of the Transactions are described in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination” beginning on page 348 and that information is incorporated herein by reference.

Independence of our Board of Directors

Information with respect to the independence of New EQRx’s directors is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination—Director Independence” beginning on page 355 and that information is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the composition of the committees of our Board immediately after the Closing is set forth in the Proxy Statement/Prospectus in the section titled “Management After the Business Combination—Board Committees” beginning on page 356 and that information is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of Old EQRx and the compensation of the executive officers of CMLS III before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of EQRx” beginning on page 337 and “Information About CMLS III—Executive Compensation” beginning on page 246, respectively, and that information is incorporated herein by reference.

At the Special Meeting, the CMLS III stockholders approved the 2021 Plan and the ESPP (as defined below). The summary of the 2021 Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No.3 – The Incentive Plan Proposal” beginning on page 220 and the summary of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No.4 – The ESPP Proposal” beginning on page 226 and are each incorporated herein by reference. In addition, the unallocated share reserve remaining under the 2019 Plan (as defined below) as of the Closing Date (including any shares subsequently returned to such share reserve as a result of the termination of awards issued under the Old EQRx’s applicable stock plan) was included in the share reserve under the 2021 Plan, in accordance with the terms thereof, and no new old EQRx options will be granted under the 2019 Plan following the Closing. The summary of the terms of the 2019 Plan and the treatment of equity awards is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of EQRx – Equity Plans” beginning on page 344 and “Proposal No.1 – The Business Combination Proposal” beginning on page 167, respectively.

A copy of the full text of the 2021 Plan is filed hereto as Exhibit 10.8, a copy of the full text of the ESPP is filed hereto as Exhibit 10.10 and a copy of the full text of the 2019 Plan is filed hereto as Exhibit 10.6, and are each incorporated herein by reference.

In December 2021, the Old EQRx board of directors approved certain adjustments in the compensation of our executive officers and of our Executive Chairman. Accordingly, effective January 1, 2022, Mr. Borisy’s base salary will be increased to $390,000, Ms. Nallicheri’s base salary will be increased to $600,000, Ms. Rubin’s base salary will be increased to $449,000, and Dr. Hedrick’s base salary will be increased to $437,000 and his target bonus will be increased to 40% of his annual base salary.

Director Compensation

Descriptions of the compensation of the directors of Old EQRx and of CMLS III before the consummation of the Transactions are set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of EQRx” beginning on page 346 and “Information About CMLS III—Executive Compensation” beginning on page 246, respectively, and that information is incorporated herein by reference.

Certain Relationships and Related Person Transactions

Certain relationships and related person transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” beginning on page 392 and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information about CMLS III—Legal Proceedings” beginning on page 234 and that information is incorporated herein by reference.

Market Price of and Dividends on Common Equity and Related Stockholder Matters

The Common Stock and warrant to purchase Common Stock began trading on the Nasdaq Global Market under the symbols “EQRX” and “EQRXW”, respectively, on December 20, 2021. As of immediately after the Closing Date, there were approximately 185 registered holders of Common Stock and 7 registered holders of the public warrants.

We have not paid any cash dividends on shares of our Common Stock. Any decision to declare and pay dividends in the future will be made at the sole discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report on Form 8-K concerning the issuance and sale of certain unregistered securities, which is incorporated herein by reference.

Description of Company’s Securities

The description of New EQRx’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of Securities” beginning on page 360 and that information is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report on Form 8-K under the section entitled “Indemnification Agreements” is incorporated by reference into this Item 2.01.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Concurrently with the execution of the Merger Agreement, CMLS III entered into the Subscription Agreements with the PIPE Investors, pursuant to which, at the Closing, the PIPE Investors subscribed for and purchased an aggregate of 120,000,000 shares of CMLS III Class A Common Stock at a price of $10.00 per share for aggregate gross proceeds of $1,200,000,000. The shares of CMLS III Class A Common Stock issued pursuant to the Subscription Agreements (the “PIPE Financing Shares”) have not been registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act. Pursuant to the Subscription Agreements, CMLS III agreed that, within 30 calendar days after the Closing Date, New EQRx will file with the SEC (at New EQRx’s sole cost and expense) a registration statement (the “Resale Registration Statement”) registering the resale of the PIPE Financing Shares. New EQRx will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day (or 90th calendar day if the SEC notifies New EQRx that it will review the Resale Registration Statement) following the Closing and (ii) the fifth business day after the date New EQRx is notified by the SEC that the Resale Registration Statement will not be “reviewed” or will not be subject to further review.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, the form of which is filed hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

In connection with the consummation of the Transactions, CMLS III changed its name to “EQRx, Inc.” and adopted an amended and restated certificate of incorporation and amended and restated by-laws. Reference is made to the disclosure described in the Proxy Statement/Prospectus in the sections titled “Proposal No. 5 – The Charter Amendment Proposal” beginning on page 230, “Comparison of Stockholder Rights” beginning on page 377 and “Description of Securities” beginning on page 360, which are incorporated herein by reference. This summary is qualified in its entirety by the text of New EQRx’s certificate of incorporation and by-laws, which are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

In accordance with Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), New EQRx is the successor issuer to CMLS III and has succeeded to the attributes of CMLS III as the registrant. In addition, the shares of Common Stock of New EQRx, as the successor to CMLS III, are deemed to be registered under Section 12(b) of the Exchange Act. Holders of uncertificated shares of CMLS III’s common stock prior to the Closing have continued as holders of shares of uncertificated shares of New EQRx’s Common Stock. After consummation of the Transactions, the Common Stock and warrants to purchase Common Stock were listed on the Nasdaq Global Market under the symbols “EQRX” and “EQRXW”, respectively, and the CUSIP numbers relating to the Common Stock and warrant were changed to 26886C 107 and 26886C 115, respectively. Holders of CMLS III’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that New EQRx is the successor to CMLS III.

Item 4.01. Changes in Registrant’s Certifying Accountant.

On December 17, 2021, the audit committee of the Board approved a resolution appointing Ernst & Young LLP (“EY”) as New EQRx’s independent registered public accounting firm to audit New EQRx’s consolidated financial statements for the fiscal year ended December 31, 2021, and WithumSmith+Brown, PC (“Withum”) was dismissed from its role as New EQRx’s independent registered public accounting firm.

Withum’s report on CMLS III’s consolidated financial statements for the period from January 25, 2021 (inception) to February 4, 2021 did not contain an adverse opinion or a disclaimer of opinion, nor was the report qualified or modified as to uncertainty, audit scope or accounting principles.

At no point during the period from January 25, 2021 through December 17, 2021 were there any (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Withum, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, other than as noted above regarding New EQRx’s ability to continue as a going concern.

New EQRx has provided Withum with a copy of the foregoing disclosure and has requested that Withum furnish New EQRx with a letter addressed to the SEC stating whether or not it agrees with the statements made herein, each as required by applicable SEC rules. A copy of Withum’s letter to the SEC is filed as Exhibit 16.1 to this Current Report on Form 8-K.

During the period from January 25, 2021 through date of this Current Report on Form 8-K, the Company did not consult with EY regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 5.01. Changes in Control of Registrant.

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 – The Business Combination Proposal” beginning on page 165, which is incorporated herein by reference. Further reference is made to the information contained in Item 2.01 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board of Directors

Upon the consummation of the Transactions, and in accordance with the terms of the Merger Agreement, each director (except Eli Casdin and Amy Abernethy) and executive officer of CMLS III ceased serving in such capacities and nine new directors were appointed to the Board. The Board was divided into three staggered classes of directors and each director was assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the year 2022 for Class I directors, 2023 for Class II directors and 2024 for Class III directors. Paul Berns, Jorge Conde and Sandra Horning were appointed as Class I directors; Samuel Merksamer, Clive Meanwell, Krishna Yeshwant and Kathryn Giusti were appointed as Class II directors; and Alexis Borisy, Eli Casdin, Melanie Nallicheri and Amy Abernethy were appointed as Class III directors.

Furthermore, following the consummation of the Transactions, the Board established four standing committees: an audit committee, a compensation and talent development committee, a nominating and corporate governance committee and a research and development committee. The members of our audit committee are Paul Berns, Eli Casdin and Samuel Merksamer, and Eli Casdin serves as the chairperson of the audit committee. The members of the compensation and talent development committee are Jorge Conde, Sandra Horning and Krishna Yeshwant, and Krishna Yeshwant is the chairperson of the compensation and talent development committee. The members of the nominating and corporate governance committee are Paul Berns, Eli Casdin, Kathryn Giusti and Clive Meanwell, and Paul Berns is the chairperson of the nominating and corporate governance committee. The members of the research and development committee are Amy Abernethy, Sandra Horning, Clive Meanwell and Krishna Yeshwant, and Sandra Horning is the chairperson of the research and development committee.

Descriptions of the compensation of the directors of Old EQRx and of CMLS III before the consummation of the Transactions are set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of EQRx” beginning on page 346 and “Information About CMLS III—Executive Compensation” beginning on page 246, respectively, and that information is incorporated herein by reference.

Following the Transactions, pursuant to New EQRx’s non-employee director compensation policy, each non-employee director will receive an annual retainer of $50,000, a $20,000 annual retainer for serving as the chair of the audit committee, a $15,000 annual retainer for serving as the chair of the compensation and talent development committee, a $10,000 annual retainer for serving as the chair of the nominating and corporate governance committee, a $15,000 annual retainer for serving as the chair of the research and development committee and a $10,000, $7,500, $5,000 and $7,500 annual retainer for serving on the audit, compensation and talent development, nominating and corporate governance and research and development committee, respectively, to be paid quarterly in arrears and prorated based on the number of actual days served on the Board or applicable committee. In addition, each new non-employee director who is first elected or appointed to the Board following the Effective Date will receive, upon such director’s initial election or appointment to our Board, an initial one-time grant of a non-statutory stock option to purchase the number of shares of Common Stock having a grant date fair value equal to $800,000 on the date of grant and a term of ten years (the “Initial Grant”). Such Initial Grant shall vest 1/3 on the first anniversary of the grant date and then in equal monthly installments over the next two years; provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting. Furthermore, on the date of each annual meeting of the stockholders of the Company, each non-employee director who will continue as a member of the Board following such annual meeting will receive a grant of a non-statutory stock option to purchase the number of shares of Common Stock having a grant date fair value equal to $400,000 on the date of grant and a term of ten years (the “Annual Grant”). Such Annual Grant shall vest in full on the earlier of (i) the one-year anniversary of the grant date or (ii) the next annual meeting of stockholders; provided, however, that all vesting ceases if the director resigns from the Board or otherwise ceases to serve as a director, unless the Board determines that the circumstances warrant continuation of vesting. If a new non-employee directors joins our Board on a date other than the date of the Company’s annual meeting of stockholders then, in lieu of the foregoing, such non-employee director will be granted a pro-rated portion of the Annual Grant at the next annual meeting of stockholders based on the time between such non-employee director’s appointment and such next annual meeting of stockholders of the Company.

The foregoing description of the non-employee director compensation policy does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, which is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

Executive Officers

Information with respect to New EQRx’s executive officers after the Closing is set forth in the Proxy Statement/Prospectus in the section entitled “Management After The Business Combination” of the Proxy Statement/Prospectus beginning on page 348, which is incorporated herein by reference.

EQRx, Inc. 2021 Stock Option and Incentive Plan

At the Special Meeting, CMLS III stockholders considered and approved the EQRx, Inc. 2021 Stock Option and Incentive Plan (the “2021 Plan”). The 2021 Plan allows us to make equity and equity-based incentive awards to officers, employees, directors and consultants. The Board anticipates that providing such persons with a direct stake in our Company will assure a closer alignment of the interests of such individuals with those of New EQRx and its stockholders, thereby stimulating their efforts on our behalf and strengthening their desire to remain with us.

We have initially reserved 59,353,357 shares of Common Stock for the issuance of awards under the 2021 Plan (the “Initial Limit”). The 2021 Plan provides that the number of shares reserved and available for issuance under the 2021 Plan will automatically increase each January 1, beginning on January 1, 2022, by 5.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or such lesser amount as determined by the Compensation and Talent Development Committee (the “Annual Increase”). This limit is subject to adjustment in the event of a stock split, stock dividend, or other change in New EQRx’s capitalization. The maximum aggregate number of shares of Common Stock that may be issued upon exercise of incentive stock options under the 2021 Plan shall not exceed the Initial Limit, as increased annually by the Annual Increase.

A more complete summary of the terms of the 2021 Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No.3 – The Incentive Plan Proposal” beginning on page 220. That summary and the foregoing description of the 2021 Plan does not purport to be complete and is qualified in its entirety by the text of the 2021 Plan, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.

EQRx, Inc. Employee Stock Purchase Plan

At the Special Meeting, CMLS III stockholders considered and approved the EQRx, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”). An aggregate of 4,876,326 shares is reserved and available for issuance under the ESPP. The ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2022, by the least of (i) 1.0% of the outstanding number of shares of Common Stock on the immediately preceding December 31, or (ii) 4,876,326 shares of Common Stock or (iii) such lesser number of shares of New EQRx’s Common Stock as determined by the compensation and talent development committee. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.

A more complete summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No.4 – The ESPP Proposal” beginning on page 226. That summary and the foregoing description of the ESPP does not purport to be complete and is qualified in its entirety by the text of the ESPP, which is filed as Exhibit 10.10 hereto and incorporated herein by reference.

EQRx, Inc. 2019 Stock Option and Grant Plan

The EQRx, Inc. 2019 Stock Option and Grant Plan (the “2019 Plan”) was initially adopted by the board of directors of Old EQRx and approved by stockholders of Old EQRx in January 2020. The total number of shares of common stock that may be issued under the 2019 Plan was 24,512,391 (as adjusted to reflect the consummation of the Business Combination) at plan adoption. In November 2020, Old EQRx increased the number of shares of common stock reserved for issuance under the 2019 Plan by 19,691,304 (as adjusted to reflect the consummation of the Business Combination). Shares underlying any awards that are forfeited, canceled, or reacquired by Old EQRx prior to vesting, satisfied without the issuance of stock or otherwise terminated, and shares that are withheld upon exercise of an option or settlement of an award to cover the exercise price or tax withholding were added back to the shares available for issuance under the 2019 Plan. As of the Closing Date, Old EQRx has issued a total of approximately 29,165,874 stock options and shares of restricted stock (as adjusted to reflect the consummation of the Business Combination) under the 2019 Plan, and approximately 16,171,629 shares (as adjusted to reflect the consummation of the Business Combination) remained available for future grant.

At the Effective Time, each outstanding option to purchase Old EQRx common stock was assumed by CMLS III and converted into an option to purchase shares of CMLS III Class A Common Stock upon substantially the same terms and conditions as were in effect with respect to such Old EQRx option immediately prior to the Effective Time after giving effect to the exchange ratio in accordance with the terms of the Merger Agreement, and each outstanding Old EQRx restricted stock award was cancelled and converted into restricted stock awards of CMLS III Class A Common Stock calculated in accordance with the terms of the Merger Agreement. The unallocated share reserve remaining under the 2019 Plan as of the Closing Date (including any shares subsequently returned to such share reserve as a result of the termination of awards issued under Old EQRx’s applicable stock plan) was included in the share reserve under the 2021 Plan, in accordance with the terms thereof, and no new Old EQRx options will be granted under the 2019 Plan following the Closing.

A more complete summary of the terms of the 2019 Plan and the treatment of equity awards thereunder is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of EQRx – Equity Plans” beginning on page 344 and “Proposal No.1 – The Business Combination Proposal” beginning on page 167, respectively. That summary and the foregoing description of the 2019 Plan does not purport to be complete and is qualified in its entirety by the text of the 2019 Plan, which is filed as Exhibit 10.6 hereto and incorporated herein by reference.

Employment Agreements

We are party to employment agreements with Melanie Nallicheri, our President and Chief Executive Officer, Jami Rubin, our Chief Financial Officer, and Eric Hedrick, M.D., our Chief Physician Executive. A description of the material terms of these agreements with Ms. Nallicheri, Ms. Rubin and Dr. Hedrick are described in the section titled “Executive and Director Compensation of EQRx—Executive Compensation Arrangements” in the Proxy Statement/Prospectus beginning on page 340 and that description is incorporated herein by reference.

A description of the compensation of the named executive officers of Old EQRx and the compensation of the executive officers of CMLS III before the consummation of the Transactions is set forth in the Proxy Statement/Prospectus in the sections titled “Executive and Director Compensation of EQRx” beginning on page 337 and “Information about CMLS III - Executive Compensation” beginning on page 246, respectively, and that information is incorporated herein by reference. Our executive officers are also eligible to receive bonuses under the Senior Executive Cash Incentive Bonus Plan, which is filed hereto as Exhibit 10.12 and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Following the Closing, on December 17, 2021, the Board considered and adopted an amended and restated code of ethics, the Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all of our directors, officers and employees. The foregoing description of the Code of Ethics is qualified in its entirety by the full text of the Code of Ethics, which is available in the “Investors” section of our website.

Item 5.06. Change in Shell Company Status.

As a result of the Transactions, New EQRx ceased to be a shell company upon the Closing. The material terms of the Transactions are described in the section entitled “Proposal No.1 – The Business Combination Proposal” beginning on page 165 of the Proxy Statement/Prospectus and in the information set forth under Item 2.01 in this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The unaudited condensed consolidated financial statements of Old EQRx for the nine months ended September 30, 2021 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-43 and are incorporated herein by reference.

The audited consolidated financial statements of Old EQRx as of and for the years ended December 31, 2020 and December 31, 2019 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-64 and are incorporated herein by reference.

The unaudited condensed consolidated financial statements of CMLS III for the three months ended September 30, 2021 for the period from January 25, 2021 (inception) through September 30, 2021 and the related notes are set forth in the Proxy Statement/Prospectus beginning on page F-3 and are incorporated herein by reference.

The consolidated financial statements of CMLS III for the period from January 25, 2021 (inception) through February 4, 2021 and the related notes and report of independent registered public accounting firm are set forth in the Proxy Statement/Prospectus beginning on page F-27 and are incorporated herein by reference.

(b) Pro forma financial information.

Certain unaudited pro forma condensed combined financial information is filed hereto as Exhibit 99.1 is incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description

2.1†	The Agreement and Plan of Merger, dated as of August 5, 2021, as amended September 21, 2021 and October 28, 2021, by and among CM Life Sciences III Inc., Clover III Merger Sub Inc., and EQRx, Inc. (incorporated by reference to Annex A to the Proxy Statement/Prospectus).

3.1*	Second Amended and Restated Certificate of Incorporation of EQRx, Inc.

3.2*	Amended and Restated By-laws of EQRx, Inc.

10.1*	Amended and Restated Registration Rights Agreement, dated December 17, 2021, by and among EQRx, Inc. and the stockholders party thereto.

10.2	Form of Stockholder Lock-Up Agreement (incorporated by reference to Exhibit 10.3 to the Form 8-K filed August 5, 2021).

10.3	Form of Subscription Agreement (incorporated by reference to Exhibit 10.2 to the Form 8-K filed August 5, 2021).

10.4	EQRx, Inc. Form of Director Indemnification Agreement (incorporated by reference as Exhibit 10.14 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.5	EQRx, Inc. Form of Officer Indemnification Agreement (incorporated by reference as Exhibit 10.15 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.6¥	EQRx, Inc. 2019 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.3 to the Registration Statement on Form S-4 filed by the Registrant on August 25, 2021).

10.7¥	Form of Incentive Stock Option Grant Notice, Non-Qualified Stock Option Grant Notice, Early Exercise Non-Qualified Stock Option Grant Notice, and Restricted Stock Award Notice, under the EQRx, Inc. 2019 Stock Option and Grant Plan (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.8*¥	EQRx, Inc. 2021 Stock Option and Incentive Plan

10.9*¥	Form of Incentive Stock Option Agreement, Non-Qualified Stock Option Agreement for Non-Employee Directors, Non-Qualified Stock Option Agreement for Company Employees, Restricted Stock Award Agreement, Restricted Stock Unit Award Agreement for Non-Employee Directors and Restricted Stock Unit Award Agreement for Company Employees under the EQRX, Inc. 2021 Stock Option and Incentive Plan.

10.10*¥	EQRx, Inc. 2021 Employee Stock Purchase Plan

10.11¥	EQRx, Inc. Non-Employee Director Compensation Policy (incorporated by reference as Exhibit 10.5 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.12¥	EQRx, Inc. Senior Executive Cash Incentive Bonus Plan (incorporated by reference as Exhibit 10.6 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.13¥	EQRx, Inc. Severance and Change of Control Policy (incorporated by reference to Exhibit 10.7 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.14¥	Amended and Restated Employment Letter Agreement, dated January 10, 2020, as amended June 16, 2021, by and between EQRx and Melanie Nallicheri (incorporated by reference to Exhibit 10.8 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.15¥	Employment Letter Agreement, dated March 8, 2021, by and between EQRx, Inc. and Jami Rubin (incorporated by reference to Exhibit 10.9 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.16¥	Employment Letter Agreement, dated June 5, 2020, by and between EQRx, Inc. and Eric Hedrick (incorporated by reference to Exhibit 10.10 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.17	EQRx, Inc. Form of Employee Confidentiality, Assignment and Non-Solicitation Agreement (incorporated by reference to Exhibit 10.11 to the Registration Statement on Form S-4 filed by the Registrant on August 25, 2021).

10.18¥	Amended and Restated Employment Letter Agreement, dated January 10, 2020, as amended June 16, 2021, by and between EQRx, Inc. and Alexis Borisy (incorporated by reference to Exhibit 10.12 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.19¥	Founder Agreement dated December 19, 2019, by and between EQRx, Inc. and Sandra Horning, as amended August 21, 2020 (incorporated by reference to Exhibit 10.13 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.20#	Lease Agreement by and between BMR-HAMPSHIRE LLC, and Surface Oncology, Inc., dated February 10, 2016 (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.21#	Sublease Agreement by and between EQRx, Inc, and Surface Oncology, Inc., dated December 16, 2019 (incorporated by reference to Exhibit 10.17 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.22#	Exclusive License Agreement by and between EQRx, Inc. and CStone Pharmaceuticals dated October 26, 2020 (incorporated by reference to Exhibit 10.18 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.23#	Strategic Collaboration and License Agreement by and among EQRx, Inc., Hansoh (Shanghai) Healthtech Co., Ltd. and Jiangsu Hansoh Pharmaceutical Group Company Ltd. dated July 22, 2020 (incorporated by reference to Exhibit 10.19 to the Registration Statement on Form S-4/A deemed filed by the Registrant on October 4, 2021).

10.24#	Exclusive License Agreement by and between EQRx, Inc. and G1 Therapeutics, Inc. dated June 22, 2020 (incorporated by reference to Exhibit 10.34 to the Registration Statement on Form S-4/A filed by the Registrant on October 29, 2021).

10.25#	Exclusive License Agreement by and between EQRx, Inc. and Lynk Pharmaceutical (Hangzhou) Co., Ltd dated April 1, 2020 (incorporated by reference to Exhibit 10.35 to the Registration Statement on Form S-4/A filed by the Registrant on October 29, 2021).

16.1*	Withum’s Letter to the Securities and Exchange Commission, dated December 20, 2021.

99.1*	Unaudited Pro Forma Condensed Combined Financial Information.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed herewith.
¥	Indicates management contract or compensatory plan or arrangement.
†	Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.
#	Certain of the provisions and terms of this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(10). The Registrant agrees to furnish on a supplemental basis an unredacted copy of this exhibit and its materiality and privacy or confidentiality analysis if requested by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQRX, INC.

Date: December 20, 2021	By:	/s/ Melanie Nallicheri
	Name:	Melanie Nallicheri
	Title:	President and Chief Executive Officer